UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Barclays Global Investors Funds

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Barclays Global Investors Funds

45 Fremont Street

San Francisco CA 94105

LifePath Retirement® Portfolio	LifePath® 2030 Portfolio
LifePath® 2010 Portfolio	LifePath® 2040 Portfolio
LifePath® 2020 Portfolio	S&P 500 Stock Fund

October 9, 2007

Dear Shareholder:

As you may know, the Board of Trustees of Barclays Global Investor Funds (the “Funds”) has called a Special Meeting of Shareholders to be held on Friday, November 16, 2007. At the Special Meeting, Shareholders will be asked to vote on proposals affecting one or more Funds in which you invest. These extremely important proposals are discussed in the proxy statement you previously received and are set forth on the enclosed duplicate proxy card.

The Funds’ records currently indicate that you have not yet voted on the proposals being presented at this Special Meeting. In order to conduct the business of the Special Meeting, we must receive enough shares to constitute a quorum and therefore need your vote to help us achieve this requirement.

Should you have any questions regarding the proposals or would like to request another copy of the proxy statement, please call 1-800-358-3179.

To vote your shares, the following voting options have been set up for your convenience.

1. Vote by Phone. Cast your vote by calling 1-800-358-3179. Representatives are available from Monday to Friday 9:00AM to 10:00PM EST.

2. Vote Through the Internet. Log on to www.myproxyonline.com. You will need the control number and check digit found on the enclosed proxy card.

3. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Again, please do not hesitate to call toll-free 1-800-358-3179 if you have any questions regarding this Special Meeting.

If your vote has not been received as the Meeting date approaches, you may be contacted by a representative of our proxy solicitation firm to remind you of the importance of voting your shares.

We thank you for your time in considering these important proposals and for your continuing investment in Barclays Global Investor Funds.

Sincerely,

Eilleen M. Clavere

Secretary